UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report –May 5, 2005
(Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-117287	84-1472231
(State of incorporation)	(Commission file number)	(IRS employer identification number)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices, zip code)

Area Code (208) 424-1027
(Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item1.01. Entry Into Material Definitive Agreements

On May 5, 2005, U.S. Geothermal Inc. (the “Company”) entered into two Power Sale Agreements (“PSA’s”) with Idaho Power Company for two 10 MW power projects. The PSA’s are for the electrical output from production wells RRG#6 through 13 at two locations of the Company’s Raft River Project. Each PSA has a 20-year term from the scheduled operations commencement date of December 15, 2008, and the new plants for these projects will be constructed concurrently. The Company previously entered into a 10 MW Power Sale Agreement with Idaho Power Company for the first phase of its Raft River Project for production wells RRG#1, 2, 3 and 5. The Company anticipates that new wells will be drilled (perhaps three to five new production wells and two injection wells), but intends to wait until the first plant is operational in order to use the information gained through that process in the design and construction of the new plants.

The new PSA’s are on essentially identical terms as the initial PSA (previously referred to as a “power purchase agreement” and shortened to “PPA”), other than location, wells, scheduling, and similar particularities of the individual projects. The electricity price under the PSA’s is determined by the Idaho Public Utility Commission under the Public Utility Regulatory Policy Act (or “PURPA”), using the “avoided cost” rate – that is, the rate calculated based on the full cost of power as if Idaho Power were to build a 230 MW combined cycle, natural gas fired power plant. The Company believes this rate will be adequate for the successful development of the 10 MW power plants contemplated by the PSA’s. Because the PSA’s are pursuant to PURPA the total output of each plant must be limited to a maximum of 10 MW average each month. In order to protect Idaho Power from unanticipated material fluctuations in supply, each PSA requires the Company to forecast its monthly electrical output in advance (12 months in advance initially, and on a rolling three-month basis thereafter), and if the actual plant output is below 90% or above 110% of the forecasted output, reduced power prices apply. Because the forecasts are done every three months, the Company anticipates that it will generally be able to forecast appropriately.

The foregoing summary of the PSA’s is qualified in its entirety by reference to Exhibits 99.1 and 99.2 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

         On May 9, 2005, the Company issued a press release announcing that it had entered into the PSA’s. A copy of the press release is furnished as part of this Form 8-K and is attached hereto as Exhibit 99.3.

Limitation on Incorporation by Reference: In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished under Item 7.01 and the press release included as Exhibit 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Power Purchase Agreement with Idaho Power Company dated May 5, 2005
99.2	Power Purchase Agreement with Idaho Power Company dated May 5, 2005
99.3	Copy of Press Release Issued May 9, 2005

SIGNATURES

         Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 10, 2005	U.S. Geothermal Inc.

	By:	/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer